UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2020

Brownie’s Marine Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020 Brownie’s Marine Group, Inc. (the “Company”) and Christopher H. Constable (the “Executive”) entered into a three year employment agreement (the “Employment Agreement”) pursuant to which the Executive shall serve as chief executive officer of the Company. In consideration for the Executive’s services, the Executive shall receive (i) an annual base salary of $200,000, payable in accordance with the customary payroll practices of the Company (the “Base Salary”), and (ii) issuable upon execution of the Employment Agreement and on each anniversary of the date of the agreement during the term, a non-qualified immediately exercisable five-year stock option to purchase that number of shares equal to $100,000 of the value of the Company’s common stock at an exercise price equal to the market price of the Common Stock on the date of issuance. Therefore, the Executive shall receive an initial stock option grant to purchase 5,434,783 shares of the Corporation’s common stock at an exercise price of $0.0184 per share pursuant to an option award agreement (the “Option Award Agreement”).

In addition, the Executive shall be entitled to receive four-year stock options to purchase shares of common stock at an exercise price equal to $0.0184 per share in the amounts listed below based upon the following performance milestones during the term of the Employment Agreement: (i) 2,000,000 shares - if the Company’s total net revenues, as reported in its statement of operations in its financial statements in its filings with the Securities and Exchange Commission, including as a result of a stock or asset acquisition of a third party (“Net Revenues”) are in excess of $5,000,000, in the aggregate, for four consecutive fiscal quarters; (ii) 3,000,000 shares - if the Company’s Net Revenues are in excess of $7,500,000, in the aggregate, for four consecutive fiscal quarters; (iii) 5,000,000 shares - if the Company’s Net Revenues are in excess of $10,000,000, in the aggregate, for four consecutive fiscal quarters; and (iv) 20,000,000 shares - if the Company’s common stock is listed on the on NASDAQ or New York Stock Exchange.

The Executive is also entitled to participate in all benefit programs the Company offers to its executives, reimbursement for business expenses and three weeks of annual paid vacation.

The agreement may be terminated for cause, upon Executive’s death or disability, or by the Company without cause. Furthermore, the Executive may terminate the agreement for “good reason” as defined in the agreement. If the Company terminates the agreement for cause, or if it terminates upon the Executive’s death or disability, or if he voluntarily terminates the agreement, neither the Executive nor his estate (as the case may be) is entitled to any severance or other benefits following the date of termination. If the Company should terminate the agreement without cause or the Executive terminates for good reason, the Company is obligated to continue to pay to the Executive his base salary for a period of six months. The agreement also contains customary confidentiality, non-disclosure and indemnification provisions.

Pursuant to the Employment Agreement, the Executive also agreed to serve on the Company’s board of directors and the Company agreed to nominate the Executive to serve on the board during the term of his Employment Agreement. On November 9, 2020, Jeffrey Guzy, a member of the Company’s board of directors resigned from the board of directors. Mr. Guzy’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices during his period of service as a director. Furthermore, pursuant to the Employment Agreement, Robert Carmichael resigned as chief executive officer of the Company. Mr. Carmichael continues to serve as the Company’s chairman, president and chief financial officer.

Biographical information for Mr. Constable is as follows:

Mr. Constable, age 54, has over 16 years experience as serving as a chief financial officer. From 2003 through February, 2020 he served as chief financial officer of John Keeler & Co., Inc., d/b/a Blue Star Foods, a privately held Florida corporation, an international seafood company. In 2018 John Keeler merged into Blue Star Foods Corp., an SEC reporting and OTC Pink quoted company (BSFC). Mr. Constable served as chief financial officer and a member of BSFC’s board of directors from the closing of the merger through February 2020.  Prior thereto, from 1999 to 2003, Mr. Constable was a consultant at Gateway Capital Corp., a business consulting firm, where he analyzed the financial and reporting capabilities of prospective lending customers with revenues from $10 to $100 million. Additionally, Mr. Constable was involved with loan workouts of facilities that required either liquidation or restructuring to ensure collectability for the financial institutions. From 1990 to 1999, Mr. Constable was a commercial banker at Mercantile Bankshares in Baltimore, Finova Capital Corporation and Capital Bank, both in south Florida. During 2020 Mr. Constable has also provided business and financial consulting services. From August 2020 through the November 2020 the Executive provided consulting services to the Company pursuant to a letter agreement dated August 10, 2020. In 1989 Mr. Constable received his B.S. in Finance with an Accounting Minor from the Merrick School of Business at the University of Baltimore. Mr. Constable’s experience with public companies and over 30 year background in finance and accounting led to the decision to appoint him to the board of directors.

The description of the terms and conditions of each of the Option Award Agreement and Employment Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Option Award Agreement dated November 5, 2020				Filed
10.2	Employment Agreement dated November 5, 2020				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: November 12, 2020	By:	/s/ Robert M. Carmichael
Robert M. Carmichael, President and Chief Financial Officer

-4-